Exhibit 99.1

BLACKSTONE MORTGAGE TRUST, INC. ANNOUNCES PROMOTIONS WITHIN AND

CHANGES TO ITS MANAGEMENT IN FINANCE, CAPITAL MARKETS AND INVESTOR RELATIONS

New York, NY – September 23, 2013 – Blackstone Mortgage Trust, Inc. (NYSE: BXMT) announced today a number of promotions within and changes to its management in finance, capital markets and investor relations, as the Company continues its integration with Blackstone as its external manager. After 15 years of service to the predecessor company, Capital Trust, Geoffrey G. Jervis, chief financial officer of BXMT, has informed the Company of his desire to pursue other opportunities. Mr. Jervis will resign in the fourth quarter of 2013, at which time a successor chief financial officer is expected to be named. Mr. Jervis played key roles at Capital Trust and was instrumental in the sale to Blackstone of the Capital Trust management subsidiary (CTIMCO) and the integration of that business into Blackstone.

The Company also announced a series of appointments that will enhance and integrate its capital markets, investor relations, and accounting functions with the broader Blackstone platform, specifically:

•	Douglas Armer, currently Head of Capital Markets for BXMT, has been promoted to Treasurer & Head of Capital Markets. Douglas brings 15 years of industry experience and has acted as the head of capital markets for CT and BXMT for 7 years.

•	Weston Tucker, Senior Vice President and Head of Investor Relations for Blackstone, has been named to the additional position of Head of Investor Relations for BXMT.

•	Anthony Marone, the Company’s Controller for 5 years, has been elevated to the role of the Company’s Principal Accounting Officer.

“We thank Geoff for his many years of service and leadership and wish him the best of luck in his future endeavors. Geoff developed a very deep and talented capital markets, finance and accounting team led by Douglas Armer and Anthony Marone, that will serve us well as we move forward. The addition of Weston Tucker to head BXMT’s Investor Relations will further strengthen our management team and foster integration with Blackstone” said Stephen D. Plavin, chief executive officer of the Company.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE: BXMT) is a real estate finance company that primarily originates and purchases senior mortgage loans collateralized by properties in the United States and Europe. The company is externally managed by BXMT Advisors L.L.C., a subsidiary of The Blackstone Group L.P., or Blackstone, and is a real estate investment trust traded on the NYSE under the symbol “BXMT.” Blackstone Mortgage Trust, Inc. is headquartered in New York City. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-focused funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this press release are subject to certain risks and uncertainties including, but not limited to, the risks indicated from time to time in Blackstone Mortgage Trust, Inc.’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. Blackstone Mortgage Trust, Inc. assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

MEDIA CONTACTS:

for Blackstone Mortgage Trust, Inc.

Weston Tucker, +1 (212) 655-0220

Tucker@Blackstone.com